Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement of Sono-Tek Corporation (the “Company“) on Form S-8 (File No. 333-112913) of our report dated May 29, 2020, with respect to our audit of the consolidated financial statements as of and for the year ended February 29, 2020 of Sono-Tek Corporation included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021.

s/ Liggett & Webb, P.A

New York, NY

July 28, 2021